UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West
San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	NS	New York Stock Exchange
Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprA	New York Stock Exchange
Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprB	New York Stock Exchange
Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into Material Definitive Agreement.

On June 3, 2020, NuStar Logistics, L.P. (the “Company”), a wholly owned subsidiary of NuStar Energy L.P. (“NuStar Energy”), completed the reoffering and conversion of (i) $55.44 million aggregate principal amount of 6.100% Parish of St. James, State of Louisiana Revenue Bonds (NuStar Logistics, L.P. Project) Series 2008 (the “Series 2008 Bonds”), (ii) $100.00 million aggregate principal amount of 6.350% Parish of St. James, State of Louisiana Revenue Bonds (NuStar Logistics, L.P. Project) Series 2010 (the “Series 2010 Bonds”), (iii) $43.30 million aggregate principal amount of 6.350% Parish of St. James, State of Louisiana Revenue Bonds (NuStar Logistics, L.P. Project) Series 2010A (the “Series 2010A Bonds” and together with the Series 2010 Bonds, the “Fixed Rate Bonds”), (iv) $48.40 million aggregate principal amount of 6.100% Parish of St. James, State of Louisiana Revenue Bonds (NuStar Logistics, L.P. Project) Series 2010B (the “Series 2010B Bonds”) and (v) $75.00 million aggregate principal amount of 5.850% Parish of St. James, State of Louisiana Revenue Bonds (NuStar Logistics, L.P. Project) Series 2011 (the “Series 2011 Bonds” and together with the Series 2008 Bonds and the Series 2010B Bonds, the “Term Rate Bonds,” and the Term Rate Bonds and the Fixed Rate Bonds, collectively, the “Bonds”).

The Bonds were converted from a weekly rate to a long-term rate on June 3, 2020 pursuant indentures dated June 1, 2008, July 1, 2010, October 1, 2010, December 1, 2010 and August 1, 2011, respectively, between the Parish of St. James and U.S. Bank National Association, as trustee, each as supplemented on June 1, 2020. The Company did not receive any proceeds from the reoffering and the reoffering did not increase the Company’s outstanding debt.

The Series 2008 Bonds, the Series 2010 Bonds, the Series 2010A Bonds, the Series 2010B Bonds and the Series 2011 Bonds mature on June 1, 2038, July 1, 2040, October 1, 2040, December 1, 2040 and August 1, 2041, respectively. Interest on the Bonds accrues from June 3, 2020 and is payable semi-annually on June 1 and December 1 of each year, beginning December 1, 2020. In addition, interest on each series of Term Rate Bonds will accrue until June 1, 2030 for the Series 2008 Bonds and the Series 2010B Bonds and June 1, 2025 for the Series 2011 Bonds and, following such time, the Term Rate Bonds will potentially be remarketed with a new rate established.

The Term Rate Bonds are not subject to optional redemption. On or after June 1, 2030, each series of Fixed Rate Bonds is subject to redemption by the Parish of St. James, at the option of the Company, in whole or in part, at a redemption price of 100% of the principal amount of the Fixed Rate Bonds to be redeemed plus accrued interest to, but excluding, the redemption date.

In connection with the conversion of the interest rate period of the Bonds, the Company, NuStar Energy and NuStar Pipeline Operating Partnership L.P., a wholly owned subsidiary of NuStar Energy (“NuPOP”), entered into a first supplement and amendment to lease agreement, dated June 1, 2020, with the Parish of St. James for each series of the Bonds (the “Lease Agreement Amendments”). The Lease Agreement Amendments amend the lease agreements (the “Original Lease Agreements” and together with the Lease Agreement Amendments, the “Lease Agreements”) dated June 1, 2008, July 1, 2010, October 1, 2010, December 1, 2010 and August 1, 2011, respectively. Pursuant to the Lease Agreements the Company is obligated to make payments in the amounts of the principal of, premium, if any, and interest on, the related series of Bonds and certain other payments (the “Company Obligations”).

The Company Obligations are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future unsecured senior indebtedness and senior to its existing and future subordinated indebtedness. The Company Obligations are guaranteed on a senior unsecured basis by NuStar Energy and NuPOP, jointly and severally. Each guarantee by NuStar Energy and NuPOP ranks equally in right of payment to all of that guarantor’s existing and future senior unsecured indebtedness and senior to its existing and future subordinated indebtedness.

The Lease Agreements contain covenants that will limit the ability of the Company and its subsidiaries, to, among other things, create liens or enter into sale-leaseback transactions, consolidations, mergers or asset sales. In addition, if a change of control (as described below) occurs, then each holder of the Bonds will have the right to require the trustee for each series of the Bonds with funds provided by the Company to repurchase all or a portion of that holder’s Bonds at a price equal to 101% of the aggregate principal amount of the Bonds repurchased, plus any accrued and unpaid interest to, but excluding, the date of repurchase. Under the Lease Agreements, a change of control means an occurrence of one of the following events:

•
the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of (i) all or substantially all of the Company’s assets and the assets of its subsidiaries taken as a whole or (ii) all of the assets of NuStar Energy and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than to one or more of NuStar GP Holdings, LLC, NuStar Energy and each person which is a direct or indirect subsidiary of NuStar GP Holdings, LLC or NuStar Energy (collectively, the “NuStar Group”), which disposition is followed by a decrease in the rating of the Bonds by both S&P Global Ratings and Moody’s Investors Service, Inc. by one or more gradations (a “Ratings Decline”) within 60 days thereafter;

•
the adoption of a plan relating to the Company’s or NuStar Energy’s liquidation or dissolution, or the removal of (i) the Company’s general partner by the Company’s limited partners, (ii) the general partner of NuStar Energy by NuStar Energy’s limited partners, or (iii) the general partner of NuStar Energy’s general partner by the limited partners of NuStar Energy’s general partner; or

•
the consummation of any transaction (including, without limitation, any merger or consolidation) which results in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or members of the NuStar Group, becoming the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Company, the Company’s general partner, NuStar Energy, NuStar Energy’s general partner or the general partner of NuStar Energy’s general partner, in each case measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Ratings Decline within 60 days thereafter.

Notwithstanding the preceding, the Company’s or NuStar Energy’s conversion from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for equity interests in such other form of entity shall not constitute a change of control, so long as following such conversion or exchange, the NuStar Group beneficially owns, directly or indirectly, in the aggregate more than 50% of the voting stock of such entity, or continues to beneficially own, directly or indirectly, a sufficient percentage of voting stock of such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

The description of the Lease Agreements contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Lease Agreements and the Lease Agreement Amendments, incorporated by reference herein from Exhibits 10.1 through 10.10.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the reoffering, on June 3, 2020 and June 4, 2020, the Company, NuStar Energy and NuPOP terminated (i) the Letter of Credit Agreement, dated as of September 3, 2014, as amended, with MUFG Bank, Ltd., (ii) the Letter of Credit Agreement, dated as of June 5, 2013, as amended, with The Bank of Nova Scotia and (iii) the Letter of Credit Agreement, dated as of June 5, 2012, as amended, with Mizuho Bank, Ltd. relating to the Bonds.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Lease Agreement, dated June 1, 2008, between the Parish of St. James, State of Louisiana and NuStar Logistics, L.P.
10.2
First Supplement and Amendment to Lease Agreement (Series 2008), dated June 1, 2020, among the Parish of St. James, State of Louisiana, NuStar Logistics, L.P., NuStar Energy L.P. and NuStar Pipeline Operating Partnership L.P.

10.3
Lease Agreement, dated July 1, 2010, between the Parish of St. James, State of Louisiana and NuStar Logistics, L.P. (Incorporated herein by reference to NuStar Energy L.P.’s Current Report on Form 8-K filed July 21, 2010 (File No. 001-16417), Exhibit 10.01)

10.4
First Supplement and Amendment to Lease Agreement (Series 2010), dated June 1, 2020, among the Parish of St. James, State of Louisiana, NuStar Logistics, L.P., NuStar Energy L.P. and NuStar Pipeline Operating Partnership L.P.

10.5	Lease Agreement, dated October 1, 2010, between the Parish of St. James, State of Louisiana and NuStar Logistics, L.P.
10.6
First Supplement and Amendment to Lease Agreement (Series 2010A), dated June 1, 2020, among the Parish of St. James, State of Louisiana, NuStar Logistics, L.P., NuStar Energy L.P. and NuStar Pipeline Operating Partnership L.P.

10.7
Lease Agreement, dated December 1, 2010, between the Parish of St. James, State of Louisiana and NuStar Logistics, L.P. (Incorporated herein by reference to NuStar Energy L.P.’s Current Report on Form 8-K filed December 30, 2010 (File No. 001-16417), Exhibit 10.01)

10.8
First Supplement and Amendment to Lease Agreement (Series 2010B), dated June 1, 2020, among the Parish of St. James, State of Louisiana, NuStar Logistics, L.P., NuStar Energy L.P. and NuStar Pipeline Operating Partnership L.P.

10.9
Lease Agreement, dated August 1, 2011, between the Parish of St. James, State of Louisiana and NuStar Logistics, L.P. (Incorporated herein by reference to NuStar Energy L.P.’s Current Report on Form 8-K filed August 10, 2011 (File No. 001-16417), Exhibit 10.01)

10.10
First Supplement and Amendment to Lease Agreement (Series 2011), dated June 1, 2020, among the Parish of St. James, State of Louisiana, NuStar Logistics, L.P., NuStar Energy L.P. and NuStar Pipeline Operating Partnership L.P.

104	Cover Page Interactive Data File – Formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: June 4, 2020			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Executive Vice President—Strategic Development and General Counsel